Exhibit 10.2

DORIAN LPG LTD.
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT UNDER THE DORIAN LPG LTD. AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN, dated as of ___________ (the “Grant Date”), is made by and between Dorian LPG Ltd. (the “Company”) and __________ (the “Grantee”).

This Restricted Stock Unit Award Agreement (this “Award Agreement”) sets forth the terms and conditions of an award (the “Award”) of _______ restricted stock units (the “Units”) that are subject to certain terms and conditions specified herein and that are granted to the Grantee under the Dorian LPG Ltd. Amended and Restated 2014 Equity Incentive Plan (the “Plan”).

THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT. BY SIGNING YOUR NAME BELOW, YOU WILL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AWARD AGREEMENT.

SECTION 1.  Definitions.  Capitalized terms used in this Award Agreement that are not defined in this Award Agreement have the meanings as used or defined in the Plan.

SECTION 2.  The Plan.  This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and terms of this Award are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Company’s shares, (c) capital or other changes of the Company and (d) other requirements of applicable law.  The Administrator shall have the authority to interpret and construe this Award pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

SECTION 3.  Vesting and Delivery.

(a)  Vesting.  Subject to the Grantee’s continued service with the Company and/or its Affiliates as an employee, officer or director of the Company and/or its Affiliates, as applicable (an “Employee”) from the Grant Date through each date set forth below (each, a “Vesting Date”), the Units shall vest as follows:

Vesting Date	Amount to Vest

In the event the Grantee ceases to be an Employee prior to the Vesting Date for any reason other than (i) death or Disability or (ii) involuntary termination by the Company and its Affiliates other than for Cause, then all Units held by the Grantee at the time of such cessation of service as an Employee shall be forfeited and canceled and the Grantee’s rights with respect to such Units shall immediately terminate and the Grantee will not be entitled to any payments or benefits with respect to any Units granted under this Award Agreement.  In the event the Grantee ceases to be an Employee prior to the Vesting Date by reason of (i) death or Disability or (ii) involuntary termination by the Company and its Affiliates other than for Cause, then all unvested Units held by the Grantee at the time of such cessation of service as an Employee shall become fully vested at such time.

(b)  Performance Requirement. As applicable.

(c)   Delivery of Shares.  On or promptly following each Vesting Date, conditioned upon the Grantee’s delivery of an executed copy of this Award Agreement to the Company in accordance with Section 14 below, any vested portion of the Units will be canceled in exchange for an equal number of common shares of the Company (“Shares”) and certificates issued in respect of such Shares shall be delivered to the Grantee or reflected in an account evidencing ownership of such Shares in uncertificated form.

SECTION 4.  No Shareholder Rights.  The Grantee shall not have any of the rights of a shareholder of the Company with respect to the Award and the Units granted hereunder, or any Shares issuable thereunder, until the issuance of a Share certificate to the Grantee for such Shares, including, without limitation, with respect to dividends and voting rights thereon

SECTION 5.  Non-Transferability of Units.  Unless otherwise provided by the Administrator in its discretion, Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee.  Any purported sale, assignment, transfer, pledge or other encumbrance or disposition of Units in violation of U.S. securities laws or the provisions of this Section 5 shall be void.

SECTION 6.  Taxes. The delivery of this Award Agreement and the issuance of any Share certificates or establishment of an account evidencing ownership of such Shares in uncertificated form pursuant to Section 3(c) above is conditioned on satisfaction of any applicable withholding taxes.  The Company shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee any sums required by any applicable tax law to be withheld or to satisfy any applicable payroll deductions with respect to the delivery of this Award Agreement and payments with respect to any Unit, including the issuance of any Share certificates or the establishment of an account evidencing ownership of such Shares in uncertificated form. The Grantee shall be liable for any and all taxes, including withholding taxes, arising out of this Award Agreement.

SECTION 7.  Consents, Stop Transfer Orders and Legends.  (a)  Consents.  The Grantee’s rights in respect of this Award Agreement and the Shares issuable hereunder are conditioned on the receipt to the full satisfaction of the Administrator of (i) any required consents that the Administrator may determine to be necessary or advisable (including, without limitation, the Grantee’s consenting to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Administrator deems advisable to administer the Plan) and (ii) the Grantee’s making or entering into such written representations, warranties and agreements in connection with the acquisition of any Shares pursuant to this Award as the Administrator may request in order to comply with applicable securities laws or this Award (including, without limitation, the Grantee’s representing in writing to the Company (A) that it is the Grantee’s intention to acquire the Shares under this Award Agreement for investment and not with a view to the distribution thereof, (B) that the Grantee shall comply with such restrictions on the subsequent transfer of such Shares as the Company or the Administrator shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and (C) the Grantee’s acknowledgment that all Share certificates delivered under this Award Agreement shall be subject to such stop transfer orders and other restrictions as the Company or the Administrator may deem advisable under the Plan, this Award Agreement or the rules, regulations and other requirements of the SEC, any stock exchange upon which such Shares are listed, and any applicable securities or other laws, and that certificates representing Shares may contain a legend to reflect any such restrictions).

(b)  Stop Transfer Orders and Legends.  The Company may affix to certificates for Shares issued pursuant to this Award Agreement any legend that the Administrator determines to be necessary or advisable (including to reflect any restrictions to which the Grantee may be subject under any applicable securities laws or stock exchange rules, regulations or requirements and/or with respect to non-transferability pursuant to this Award Agreement).  The Company may advise the transfer agent to place a stop order against any legended Shares.  Unless otherwise determined by the Administrator, the certificate or certificates representing the Restricted Shares shall bear the following restrictive legend:

THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE LAWS OR (II) AN APPLICABLE EXEMPTION THEREFROM AND AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED FOR SUCH TRANSACTION AND THAT THE TRANSACTION COMPLIES WITH ALL APPLICABLE STATE LAWS.

SECTION 8. Compliance with Laws and Regulations. In accordance with Section 3.12 of the Plan, the issuance of Shares pursuant to this Award Agreement will be subject to and conditioned upon compliance with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s securities may be listed or quoted at the time of such issuance or transfer.

SECTION 9. Successors and Assigns. The Company may assign any of its rights under this Award Agreement. This Award Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Award Agreement will be binding upon the Grantee’s and the Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

SECTION 10.  Changes in Capital Structure/Other Significant Events.  This Award may be subject to adjustment in the event of certain changes in capitalization or other significant corporate events, as more fully set forth in the Plan, including Sections 1.5(c) and 3.5 thereof.

SECTION 11.  Governing Law.  This Award Agreement will be construed and administered in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws.

SECTION 12.  Headings.  Headings contained herein are for the purpose of convenience only and shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement.

SECTION 13.  Amendment and Termination of the Plan/Award.  The Plan and/or this Award may be amended, cancelled or terminated in accordance with the terms of Section 3.1 of the Plan.  No amendment to this Award Agreement shall be effective unless in writing and executed by the Company, provided that no amendment to the Plan or this Award shall materially impair any rights or materially increase any obligations under this Award without the written consent of the Grantee.

SECTION 14.  Counterparts.  This Award shall expire if this Award Agreement is not signed by the Grantee and returned to the Company within twenty (20) business days of receipt of an executed copy from the Company.  This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 15.  No Right to Continued Employment.  Neither the Plan nor this Award Agreement nor any provisions under either shall be construed so as to grant the Grantee any right to remain in the employ or service of the Company or any of its Affiliates.

SECTION 16.  Grantee Cooperation.  The Grantee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary or advisable to carry out the provisions of this Award Agreement, and all acts and documents related to compliance with securities and/or tax laws.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be duly executed by the undersigned as of the date set forth below.

DORIAN LPG LTD.

Date: _______________	By:
Name: __________________
Title: ___________________

Accepted and Agreed:

Date: _________________

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